UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 15, 2017

CHANTICLEER HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-29507	20-2932652
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7621 Little Avenue, Suite 414

Charlotte, North Carolina 28226

(Address of principal executive offices)

Registrant’s telephone number, including area code: (704) 366-5122

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

The disclosures set forth in Item 2.03 are incorporated herein by this reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Pursuant to an Exchange Agreement dated and effective March 10, 2017 (“Exchange Agreement”) by and between Chanticleer Holdings, Inc., a Delaware corporation (“Chanticleer”) and four of Chanticleer’s existing note holders, Chanticleer exchanged 8% notes in the aggregate principal amount of $725,000, which notes were in default (“Original Notes”) for new two-year 2% notes, in the aggregate principal amount of $820,107.29, representing principal and unpaid accrued interest (“Exchange Notes”). The Original Notes were cancelled. Each Exchange Note may be converted to common stock of the Company, at the option of the holder, at a conversion price of $0.30 per share and may be called by the holder after the one-year anniversary of the exchange date.

Item 3.02 Unregistered Sale of Equity Securities.

The disclosures set forth in Item 2.03 are incorporated herein by this reference. The issuance of the Exchange Notes is exempt from registration pursuant to the provisions Section 3(a)(9) of the Securities Act of 1933, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized.

Chanticleer Holdings, Inc., a Delaware corporation (Registrant)

Date: March 15, 2017	By:	/s/ Michael D. Pruitt
	Name:	Michael D. Pruitt
	Title:	Chief Executive Officer